UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2011

SONORA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Nevada	0-54268	27-1269503
(State or Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Cerro del Padre # 11

Rinconada de los Pirules,

Guadalupe, Zacatecas

          Mexico, 98619

(Address of principal executive office)

702.509.5049

(Registrant’s telephone number, including area code

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

(“Sonora Resources” or the “Company”), a mineral exploration and development company focused on the acquisition of international silver and gold mining properties, signed an Mining Option Agreement (“Grupo Agreement”) with IMMSA Grupo México on August 10, 2011. Under the terms of the Grupo Agreement, they granted us an option to acquire a 100% interest in certain mining properties representing the Ayones project located in the municipality of Etzatlan, Jalisco State, Mexico.

Under the terms of the Grupo Agreement between Sonora’s wholly owned Mexican subsidiary Finder Plata S.A. de C.V. (“Finder Plata”) and Grupo Mexico subsidiary, Industrial Minera Mexico, S.A. de C.V. (“Grupo Mexico”), Finder Plata has the right to purchase 100% of two mining concessions on 49 hectares, the old La Mazata Mine, the data of past diamond drill programs, studies and maps as well as the assets located within the mine areas in exchange for payments over three years. The Grupo Agreement requires a Net Smelter Royalty (“NSR”) payment of 2.0% by Finder Plata with Finder Plata having a first option to purchase the NSR for $ 1 million.

Under the terms of the Grupo Agreement, the Finder Plata is required to pay the following cash payments totaling $1 million to exercise the option:

(a)	A payment of US $100,000 with the execution of the Grupo Agreement (paid);
(b)	A payment of US $100,000 within six months of execution of the Grupo Agreement;
(c)	A payment of US $100,000 within twelve months of execution of the Grupo Agreement;
(d)	A payment of US $175,000 within eighteen months of execution of the Grupo Agreement;
(e)	A payment of US $175,000 within twenty-four months of execution of the Grupo Agreement;
(f)	A payment of US $175,000 within thirty months of execution of the Grupo Agreement; and,
(g)	A payment of US $175,000 within thirty-six months of execution of the Grupo Agreement.

In addition, Finder Plata is required to spend a total of $1 million in exploration expenditures on the Ayones property as follows:

(i)	$200,000 within twelve months of execution of the Grupo Agreement;
(ii)	An additional $300,000 on or before the second anniversary of execution of the Grupo Agreement; and
(iii)	An additional $500,000 on or before the third anniversary of eexecution of the Grupo Agreement;

Closing of the transactions contemplated in the Grupo Agreement on or before the third anniversary of execution requires the parties to enter into a Definitive Agreement. The Definitive Agreement would require Finder Plata to begin commercial production thirty months after the execution of the Definitive Agreement. If commercial production is not started in the thirty month period, Finder Plata is required to pay 15% NSR over the future capacity of the mine as established in a feasibility study completed by Finder Plata.

The Mining Option Agreement will be attached as an exhibit to Form 10-Q for the three months ended August 31, 2011.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release dated August 15, 2011 concerning the acquisition of the Mazata Silver Mine and Ayones property from Grupo Mexico subsidiary, Industrial Minera Mexico, S.A. de C.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonora Resources Corp.

Dated: August 10, 2011	By:	/s/ Juan Miguel Ríos Gutiérrez
Juan Miguel Ríos Gutiérrez President, Chief Executive Officer and Director

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release dated August 15, 2011 concerning the acquisition of the Mazata Silver Mine and Ayones property from Grupo Mexico subsidiary, Industrial Minera Mexico, S.A. de C.V.

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different.  Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995.  Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.